1 Fourth Quarter 2014 FAQs Updated January 29, 2015 – New or updated questions/answers are in red Q: How does a change in currency exchange rates impact your financial results? A: Changes in exchange rates between the U.S. Dollar and other currencies can impact our financial results in two ways; a translation impact and a transaction impact. The translation impact refers to the impact that changes in exchange rates can have on our published financial results. Similar to many multi-national corporations that publish financial results in U.S. Dollars, our revenue and profit earned in local foreign currencies is translated back into U.S. Dollars using an average exchange rate over the representative period. A period of strengthening in the U.S. Dollar results in a negative impact to our published financial results (because it would take more units of a local currency to convert into a dollar). The opposite is true during a period of weakening in the U.S. Dollar. Our biggest foreign currency exposure is the euro. Our current 2015 guidance is based on a euro-to-dollar exchange rate of €1.00:$1.10. We believe there is limited downside risk to our guidance from further declines in the euro as a decline in the euro to parity today would take out roughly $65 million in sales but only about $3 million in operating profit from our guidance. The transaction impact on financial results is common for apparel companies that source goods because these goods are purchased in U.S. Dollars. The transaction impact from a strengthening dollar would be negative to our financial results (because the U.S. Dollar-based costs would convert into a higher amount of local currency units, which means a higher local-currency cost of goods, and in turn, a lower local-currency gross profit). The transaction impact from exchange rates is typically recovered over time with price increases. However, during periods of rapid change in exchange rates; pricing is unable to change quickly enough. In these situations, it could make sense to hedge the exchange rate exposure in sourcing costs. This is exactly what we did for 2015 for the euro-to-dollar exposure in our cost of goods line. Once the euro began to decline, we decided to hedge all of our euro-based currency exposure in our cost of goods line. We are fully hedged for the year at a euro-to-dollar exchange rate of €1.00:$1.23. Q: How big is the impact from the strengthening of the U.S. Dollar and the bankruptcy of Target Canada? Is this reflected in your guidance? How much downside risk could there be to your current guidance if the euro were to continue to depreciate relative to the U.S. dollar? A: Two events outside of our control occurred in the past 90 days: the rapid strengthening of the U.S. Dollar and the unexpected bankruptcy of Target Canada. As we typically do with events that are outside of our control, we take a prudent approach when factoring these events into our financial guidance. Our 2015 guidance assumes 90% of Target Canada’s business is unrecoverable in 2015 and that the euro-to-dollar exchange rate is €1.00:$1.10 for the full-year. The combined impact is a loss of $230 million to sales, $44 million to operating profit and $0.37 to EPS. Said another way, our 2015 growth rates would have been even greater, had they not been dampened by headwinds of $230 million in sales, $44 million in operating profit and $0.37 in EPS. We have a very powerful and resilient business model that has a track record of delivering strong returns for shareholders even while absorbing a variety of headwinds over the years, including a recession, a period of hyper-inflation in cotton and a choppy consumer environment. Even after doubling earnings per share in just two years and entering 2015 with the aforementioned headwinds, our guidance suggests another year of double-digit EPS growth, which we believe provides further evidence in the power of our business model.

2 Q: What is factored into your 2015 guidance? A: Our guidance includes a variety of assumptions, not all of which are discussed below. As we typically do with factors that are outside of our control, we take a prudent approach when factoring these into our guidance. Our guidance assumes no change in the overall consumer environment that we have seen for the past two years. It also assumes a euro-to-dollar exchange rate of €1.00:$1.10. We believe there is limited downside risk from further declines in the euro as a decline in the euro to parity today would take out roughly $65 million in sales but only about $3 million in operating profit from our guidance. We have good visibility into the year. Pricing is basically set. Space gains are set. We have good line of sight into our key input costs; including our cotton costs, which are locked through the first nine months of the year. We have also fully hedged our euro-based currency exposure within our cost of goods (i.e. the currency exchange rate transaction impact) and we are locked at a rate of €1.00:$1.23. Inherent in our guidance are the following assumptions for DBA; revenue of €630 million, or about $700 million, and operating profit of €30 million, or about $33 million, which implies about 140 basis points of operating margin dilution from DBA for the full-year. DBA is expected to continue to have a significant impact on our reported gross margin and SG&A rate until we anniversary the acquisition. Recall, DBA has a higher gross margin and a higher SG&A rate than the rest of our business. Q: Why are you using a euro-to-dollar exchange rate of $1.10 for the full-year? A: In looking at a variety of currency estimates from leading commercial and investment banks, most are projecting a continued decline in the euro relative to the U.S. Dollar. By taking a prudent approach to the euro-to-dollar exchange rate, which is a factor that is outside of our control, it allows us to focus on the things we can control, execute our plan, and as always, drive for upside through the year. Given the current profitability of DBApparel, we believe the profit and EPS risk to our guidance from further declines in the euro is limited. Even if the euro were to move to parity today, it would take roughly $65 million out of sales but only about $3 million out of operating profit from our guidance. Q: How much did Maidenform and DBApparel contribute to your revenue and operating profit? A: For the full year 2014, Maidenform contributed approximately $491 million to revenue and approximately $51 million to operating profit, excluding charges. DBA, for the full year, contributed approximately €230 million, or roughly $291 million, to revenue and approximately €21 million, or roughly $27 million, to operating profit, excluding charges. For the fourth quarter 2014, DBA contributed approximately €168 million, or roughly $210 million, to revenue and approximately €14 million, or roughly $18 million, to operating profit, excluding charges. Q: How will DBA impact your gross margin and SG&A rate for the first three quarters of 2015? A: We believe the magnitude (in basis points) of the impact from DBA to our gross margin and SG&A rate in the fourth quarter of 2014, which was 180 basis points and 260 basis points, respectively, is a good indicator for the year-over- year impact from DBA for the first three quarters of 2015 that could be applied to the normal cadence of our business.

3 Q: In your prepared remarks you stated your men’s underwear share increased 30 basis points, what is the source of that data? A: On a rolling 12 months, ending November, based on NPD’s Total Measured Market our total men’s underwear share increased 30 basis points, also our men’s underwear share at a large retailer in the mass channel increased 30 basis points. The “Total Measured Market” includes POS data received from a participating set of retailers projected to represent a total universe. On a rolling 12 months, ending November, based on NPD’s Consumer Tracking Service our total men’s underwear share increased 130 basis points with the share of the number two competitor, which sells primarily in the mass channel, at roughly half of our market share and the share of the number 3 competitor, which sells primarily in department stores, at roughly 1/5 our market share. We believe the Consumer Tracking Service is a much better indicator of the total market as the Measured Market only measures a subset of retailers. Q: Given the recent declines in cotton costs and the pricing actions by certain national t-shirt suppliers in the printwear market, is there risk of an inventory devaluation in your printwear business? A: Because of the small size of our printwear business and our long-term pricing strategy in that market, we have little risk of inventory devaluation. In 2013 we adjusted our printwear pricing strategy to take a long-term view on key commodity input costs, namely cotton, and to implement dead-net pricing on a major portion of our products. At that time, our long-term view was that the cost of cotton was going to continue to decline and we priced our product to reflect this view. For a period of time this resulted in some of our products being priced at a discount to national suppliers, where our historical position within the printwear market has been to be priced at a premium. Other national suppliers are now beginning to duplicate our pricing strategy; therefore their most recent pricing decisions should not necessitate a material change to our pricing strategy. As a reminder, in 2012 we re-focused our printwear business on the branded portion of the market and it now accounts for only 1% to 2% of our total operating profit.

4 DBApparel- related FAQs Q: How much did DBApparel contribute to your 2014 results? A: For the full year, DBA contributed approximately €230 million, or roughly $291 million, to revenue and approximately €21 million, or roughly $27 million, to operating profit, excluding charges. DBA is a typical European company in the sense that European companies usually carry higher gross margins and higher SG&A rates. In DBA’s case, it has gross margins in the upper-40% range with SG&A costs, as a percent of sales, in the upper-30% to low-40% range. DBA, excluding charges, had an outsized impact on our gross margin and SG&A rate in both the fourth quarter and the full- year. For the year, our gross margin increased 200 basis points over last year, excluding charges, with DBA accounting for approximately 70 basis points of the increase, while our SG&A rate increased 50 basis points, excluding charges, with DBA adding 100 basis points. For the fourth quarter 2014, DBA contributed approximately €168 million, or roughly $210 million, to revenue and approximately €14 million, or roughly $18 million, to operating profit, excluding charges. For the quarter, our gross margin increased 340 basis points over last year, excluding charges, with DBA accounting for approximately 180 basis points of the increase, while our SG&A rate increased 210 basis points, excluding charges, with DBA adding 260 basis points. Q: What are the current business trends for DBApparel and what is factored into your 2015 guidance? A: For the fiscal year ended June 2014, DBA had approximately €650 million in sales and approximately €40 million in operating profit. At an exchange rate of €1.00:US$1.10, this would equate to roughly $715 million in sales and approximately $44 million in operating profit. For 2015, our guidance includes contributions from DBA of approximately €630 million in sales and approximately €30 million in operating profit, excluding charges. At an exchange rate of €1.00:US$1.10, this would equate to $693 million in sales and roughly $33 million in operating profit, excluding charges. As previously indicated, DBA should have a positive effect on our gross margin and a negative effect on our SG&A rate until we anniversary the acquisition. Inherent in our guidance, is roughly 140 basis points of dilution from DBA in our 2015 operating margin, excluding charges. Q: Can you reconcile your expectation for DBApparel to add €30 million in operating profit in 2015 with the €40 million in operating profit it contributed in the twelve months ending June 2014? A: The main driver of the €10 million difference is the negative transaction impact of €14 million from the decline in the euro relative to the U.S. Dollar. The transaction impact on financial results is common for apparel companies that source goods because these goods are purchased in U.S. Dollars. The transaction impact from a strengthening dollar would be negative to our financial results (because the U.S. Dollar-based costs would convert into a higher amount of local currency units, which means a higher local-currency cost of goods, and in turn, a lower local-currency gross profit). The transaction impact from exchange rates is typically recovered over time with price increases. However, during periods of rapid change in exchange rates; pricing is unable to change quickly enough. In these situations, it could make sense to hedge the exchange rate exposure in sourcing costs. This is exactly what we did for 2015 for the euro-to-dollar exposure in our cost of goods line. Once the euro began to decline, we decided to hedge all of our euro- based currency exposure in our cost of goods line. We are fully hedged for the year at a euro-to-dollar exchange rate of €1.00:$1.23.

5 Q: What is the expected financial contribution of the DBApparel acquisition? A: Once synergies are fully realized, which we estimate will be within three to four years, we believe DBA should annually add €100 million to operating profit, which is unchanged from our initial expectations provided on June 25, 2014 when we announced the acquisition. Q: How confident are you that you will be able to achieve €100 million in operating profit by year three or four and where are the synergies coming from? A: We believe we can deliver the €100 million, excluding charges, of accretion within three to four years. The sources of synergies are: (1) leveraging our global supply chain, especially by internalizing third-party sourced production; and, (2) grafting our disciplined Innovate-to-Elevate strategy onto their existing business. Q: Has the depreciation in the euro relative to the U.S. Dollar impacted your long-term returns and/or profit goals for DBApparel? A: Changes in the euro have absolutely no impact on our after-tax IRR because the entire transaction was completed in euros – we bought the Company in euros, we borrowed in euros and we are using DBA’s free cash flow, which is in euros, to repay the debt. Within the next three to four years, we continue to believe that the acquisition should be able to contribute €100 million, excluding charges, to operating profit. Q: How will the operating profit contribution trend progress from approximately €30 million in 2015 to €100 million within three or four years? A: We will be able to provide more detail once we have a detailed integration plan in place. While the details are still being developed, the progression will be a function of generating value by grafting our disciplined Innovate-to-Elevate strategy onto their existing business and leveraging our global supply chain, especially by internalizing third-party sourced production. Q: Can you share with us your specific synergy plans and how you expect them to unfold – SG&A versus COGS? A: Now that the acquisition has closed, we have begun our process of developing a detailed integration plan, which we expect to finalize in early 2015 (this is in contrast to Maidenform where we were able to make significant progress on our integration planning in the two to three months prior to closing the acquisition). While we do not have a detailed plan at this point, we know the general strategies of how we would add value through the acquisition of DBApparel. First, we will run the business with a branded consumer-focused mindset. Innerwear businesses with strong brands and leading market shares should have operating margins at least in the teens, not single digits. This is where our disciplined Innovate-to-Elevate strategy comes in – it will provide the path to better margins. Second, we see a competitive advantage and can generate higher margins by self-manufacturing most of our products in our core categories and programs, not sourcing from third-party manufacturers as DBApparel does for certain core categories and programs. When you combine both of these strategies, we believe we can create revenue synergy opportunities, strengthen the business in their core markets, and double the profitability of the business in three to four years, moving their operating margin from single digits to the mid-teens.

6 Q: Where do you expect the supply chain leverage to come from? Will you close facilities in developed countries? A: We do not have specific plans as of yet, but we see opportunities with internalization of production that is now outsourced and by leveraging our joint R&D capabilities. With respect to internalization, DBA predominantly sources intimate apparel and men’s underwear products from third parties, where we predominantly self-manufacture these products. Internalizing many of these products can lead to better margin structures. For hosiery, the two companies’ operations follow a similar model in developed countries (in fact, we still run hosiery automation developed by DIM in Autun). We knit and sometimes finish hosiery in the United States with some finishing work done in lower-wage regions, such as Central America. Likewise, DBA knits hosiery in France and Germany and performs additional finishing work in France and lower-wage countries. This structure seems to work as well for DBA in Europe as it does for us in the United States. In terms of R&D, both organizations have complementary strengths in R&D. By focusing these joint capabilities through our disciplined consumer-driven Innovate-to-Elevate process, we should be able to further develop platform innovations for many years to come. Q: What is grafting Innovate-to-Elevate onto their business actually mean? A: Applying our Innovate-to-Elevate strategy allows us to maximize the value of a branded consumer-focused business. Innovate-to-Elevate maximizes three of the competitive strengths we have in our business: 1) Brand Power, 2) Platform Innovation, and 3) Global Supply Chain Leverage with an emphasis on internal manufacturing. When we are able to combine these strengths at the same time, we are able to unlock the ability to elevate our brands in the marketplace, better meet the needs of our retailers and consumers, and generate a higher average price per unit and lower cost per unit. Applying the Innovate-to-Elevate strategy to the DBApparel business would drive sustainable margin expansion across its strong brand portfolio and market geography. More specifically, Brand Power gives us pricing flexibility, consumer trust to try new innovations, and expansion potential across channels of trade and geographies. For Innovation Platforms, we follow a disciplined consumer packaged goods process to meet long-term consumer needs through big R&D-driven platforms supported by proven advertising and marketing. Internalizing production in our Global Supply Chain gives us tremendous ability to manufacture at low cost and apply scale to maximize our margins. Q: Does this provide a platform to expand your brands into Europe and vice versa? Is this the revenue synergy opportunity? A: The revenue synergies will come from focusing on efforts in Europe that leverage all three aspects of our Innovate-to- Elevate strategy, just as we do elsewhere: building brand power, introducing platform innovations, and leveraging our combined global supply chain with a focus on self-manufacturing. DBApparel already primarily has the No.1 position in their markets, and the DIM brand already has a dominant share, so there is little need or opportunity to cross- introduce our brands into their geography, and vice versa. We do have the potential to cross-pollinate product ideas and R&D expertise. Q: Excluding the purchase price, what are the total costs associated with the DBApparel acquisition? And what portion will be cash-based? A: We will provide more detail once we have a detailed integration plan in place.

7 Q: What drove the timing of this deal? A: We began conversations with Sun Capital in February 2014. We believe that we are the logical strategic buyer to re- unite these two former sister companies. We negotiated exclusively with Sun Capital and were able to announce our intention to acquire the business, provided consultation with employee works councils is completed and customary closing conditions are met. Q: How did you fund this acquisition? A: We used a combination of offshore cash on hand and €363 million in issued debt. Q: When is the transaction expected to close? A: The transaction closed on August 29.

8 # # # Cautionary Statement Concerning Forward-Looking Statements This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about our 2015 financial guidance and the HanesBrands acquisition of Maidenform and DBApparel (the “acquisitions”), including integration plans and the expected impact of the acquisitions on HanesBrands’ sales, earnings, operating profit and cash flow from operations, are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward- looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of Maidenform and DBApparel and the level of expenses and other charges related to the acquisition. For further information regarding the risks associated with HanesBrands’ business, please refer to our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as in the investors section of our corporate website at www.Hanes.com/investors. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.